Exhibit 99.2

Hudson Pacific Properties to Acquire Equity Office Properties’ San Francisco Peninsula and Silicon Valley Portfolio from Blackstone’s Real Estate Funds for $3.5 Billion in Stock and Cash

Combination creates the premier West Coast office REIT with an expected total enterprise value of approximately $6.5 billion

Expands Hudson’s portfolio to 53 properties totaling 14.6 million square feet across four major West Coast markets

Los Angeles, CA – December 8, 2014 – Hudson Pacific Properties, Inc. (NYSE: HPP) (“Hudson” or the “Company”) announced today that it has entered into a definitive asset purchase agreement under which Hudson will acquire Equity Office Properties’ San Francisco Peninsula and Silicon Valley portfolio (the “EOP Northern California Portfolio”) from Blackstone Real Estate Partners V and VI (“Blackstone”) in a stock and cash transaction valued at $3.5 billion, solidifying Hudson’s position as the leading West Coast office REIT. Upon closing of the transaction, Hudson is expected to have an equity market capitalization of $3.7 billion and total enterprise value of approximately $6.5 billion.

“The acquisition of the EOP Northern California Portfolio perfectly aligns with our strategy to acquire high-quality office properties in West Coast markets poised for continued growth through off-market transactions. Hudson has long targeted these two Northern California regions for expansion, and while we expect the transaction to be immediately accretive to FFO, we also intend to move quickly to employ our leasing, repositioning and development expertise to extract additional value for our stockholders,” said Victor J. Coleman, Hudson’s Chairman and Chief Executive Officer.

The transaction brings together two highly complementary office portfolios with a combined asset base of 53 properties totaling approximately 14.6 million square feet across Northern and Southern California and the Pacific Northwest. Under the terms of the agreement, the Company will fund the acquisition with $1.75 billion in cash and approximately 63.5 million Hudson common shares and operating partnership units issued to Blackstone.

“We chose to take a major stake in Hudson given its high-quality portfolio, outstanding management team and attractive prospects for growth. We believe strongly in the upside potential of the EOP Northern California Portfolio and this combination creates a market-leading West Coast office REIT,” said Jonathan D. Gray, Blackstone’s Global Head of Real Estate.

Hudson has obtained $1.75 billion of committed bridge financing, but is exploring alternatives to fund the transaction’s cash needs, including existing asset sales and joint ventures and new secured or unsecured financing potentially coinciding with pursuit of an investment grade credit rating. The transaction is subject to customary closing conditions, including Hudson stockholder approval of the proposed equity issuance. Affiliates of Farallon Capital Management, L.L.C., which own approximately 15% of the Company’s outstanding common equity on a fully diluted basis, have entered into a voting agreement supporting the transaction.

“As long time shareholders, we are excited about Hudson’s latest growth opportunity, and are confident that they will continue their excellent track record of execution,” said Rocky Fried, Managing Member at Farallon Capital Management, L.L.C.

The parties currently expect the transaction to close in the first half of 2015, and to be immediately accretive to Hudson’s 2015 normalized Funds From Operations (“FFO”).

Strategic and Financial Benefits

•	Exclusive, direct opportunity to acquire a large portfolio complementary to existing assets. The EOP Northern California Portfolio consists of 26 high-quality office assets totaling approximately 8.2 million square feet and two development parcels in irreplaceable Bay Area submarkets with a strong, diversified tenancy, including several blue chip technology companies.

•	Value-add opportunities will leverage in-house leasing and repositioning expertise. The EOP Northern California Portfolio’s current occupancy and rents are approximately 10% and 15% below market, respectively, with approximately 60% of leased square footage expiring by year-end 2017, affording opportunity for substantial embedded net operating income growth.

•	Strong Bay Area office market fundamentals. The Bay Area has achieved employment growth more than twice the national average since 2010, and Class A office market rents are still 42% below year 2000 levels, while the overall vacancy rate is 430 basis points above year 2000 levels.

•	Flexible balance sheet and increased scale provide long-term capital advantages. Upon closing of the transaction, Hudson will effectively double in size, resulting in improved access to capital and G&A ratios, as well as a path to an investment grade credit rating.

•	Blackstone relationship. Blackstone will retain a significant equity stake and its representatives will serve on Hudson’s Board of Directors, providing the Company unique access to Blackstone’s industry relationships, global capital sources and market intelligence.

Leadership and Integration

The Company’s Board of Directors has approved the EOP Northern California Portfolio acquisition. Hudson’s existing management team, led by Victor J. Coleman as Chairman and Chief Executive Officer, will continue to lead the Company. Blackstone will appoint three of twelve members to Hudson’s Board of Directors.

Ownership

Following the acquisition, pre-transaction Hudson equity holders will own approximately 52% of the Company’s common equity on a fully diluted basis, and Blackstone funds will own approximately 48% of the Company’s common equity on a fully diluted basis. Hudson expects Blackstone’s common stock ownership at closing will be 9.8% with the right to convert operating partnership units for up to 20% of total outstanding common shares. Blackstone will have no right to vote its operating partnership units on matters voted by the Company’s stockholders except with respect to change of control and related matters.

Dividend Policy

Following transaction closing, Hudson intends to maintain its current quarterly dividend of $0.125/share.

Advisors

The Eastdil Secured group of Wells Fargo Securities, LLC is acting as Hudson’s lead financial advisor, with BofA Merrill Lynch and Houlihan Lokey also acting as financial advisors in connection with the transaction. Latham & Watkins LLP and Gibson, Dunn & Crutcher LLP are acting as the Company’s legal counsel.

Goldman, Sachs & Co. is acting as Blackstone’s financial advisor and Simpson Thacher & Bartlett LLP and Pircher, Nichols & Meeks are acting as its legal counsel in connection with the transaction.

Conference Call and Webcast

Hudson, joined by Blackstone’s Jonathan Gray, will host a conference call on December 8, 2014 at 8:30 a.m. PST (11:30 a.m. EST) to discuss the transaction. To participate by telephone, please dial (877) 407-0784 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (201) 689-8560. Hudson will also broadcast the call live over the internet on the investor relations section of its Web site at www.hudsonpacificproperties.com.

Hudson will make a replay of the call available beginning December 8, 2014 at 10:00 a.m. PST (1:00 p.m. EST) through December 18, 2014 at 8:59 p.m. PST (11:59 p.m. EST). To access the replay, dial (877) 870-5176 and use passcode 13597239. International callers should dial (858) 384-5517 and enter the same conference ID number. A replay of the call will also be available for 90 days on the investor relations section of Hudson’s Web site.

Prior to the proposed call, Hudson will make an investor presentation discussing the proposed transaction available under the investor relations section of its Web site.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. The Company’s portfolio currently consists of approximately 6.4 million square feet, not including undeveloped land that can support approximately another 1.9 million square feet. Hudson has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, and is a component of the Russell 2000® and the Russell 3000® indices.

About Blackstone Real Estate

Blackstone (NYSE: BX) is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has more than $80 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the U.S., Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust (NYSE: BXMT).

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, one can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. Forward-looking statements include statements about future results, projected yields, rates of return and performance, projected cash available for distribution, projected cash from any single source of investment or fee stream, projected expenses, expected and weighted average return on equity, market and industry trends, investment opportunities, business conditions and other matters, including, among other things: the ability to consummate the Company’s proposed acquisition of the EOP Northern California Portfolio. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive asset purchase agreement; (2) the inability to complete the acquisition or failure to satisfy other conditions to completion of the acquisition; (3) the inability to complete the acquisition within the expected time period or at all, including due to the failure to obtain the required Company stockholder approval or the failure to satisfy other conditions to completion of the acquisition, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed acquisition; (5) the effect of the announcement of the proposed acquisition on the Company’s or the EOP Northern California Portfolio’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) the size and timing of offerings or capital raises; (7) the performance of the EOP Northern California Portfolio and the Company’s real estate portfolio generally; (8) the ability to execute upon, and realize any benefits from, potential value creation opportunities through value-add transactions and tenant relationships in the future or at all; (9) the stability of long-term cash flow streams; (10) the projected net operating income of the Company’s portfolio and the EOP Northern California Portfolio, including the ability to achieve the growth, obtain the lease payments and step ups in contractual lease payments, and maintain dividend payments, at current or anticipated levels, or at all; and (11) the ability to opportunistically participate in commercial real estate refinancings or unsecured financings and to achieve an investment grade credit rating. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission, or SEC, on March 3, 2014, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Hudson expects to file a proxy statement with the SEC, which will be mailed or otherwise disseminated to Hudson stockholders when available. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by Hudson with the SEC can be obtained through the SEC’s website at www.sec.gov. Copies of the documents Hudson files with the SEC will also be available free of charge on the Company’s website at www.hudsonpacificproperties.com.

Certain Information Regarding Participants

Hudson and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed equity issuance. Information about Hudson’s executive officers and directors is available in the Company’s definitive proxy statement filed with the SEC on March 28, 2014 in connection with its 2014 annual meeting of stockholders. Additional information regarding Hudson’s interests will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. Hudson will make free copies of these documents available using the sources indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information:

Hudson Pacific Properties

Investor Contact

Laura Campbell

Director, Investor Relations

(310) 622-1702

lcampbell@hudsonppi.com

Media Contact

Karen Diehl

(310) 741-9097

karen@diehlcommunications.com

Blackstone

Peter Rose

Senior Managing Director

(212) 583-5871

peter.rose@blackstone.com